SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

	Filed by the Registrant	[X]
	Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[]	Preliminary Proxy Statement
[]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[]	Soliciting Material under Rule 14a-12

Variable Insurance Products Fund IV
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of transaction:
(5) Total Fee Paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

(Fidelity Investment logo)(registered trademark)

<Contact First and Last Name>

<Firm Name>

<Address 1>

<Address 2>

<City, State, Zip Code>

<Date>

Dear <First and Last Name>:

This letter is to inform you of a proxy mailing that will be mailed to your clients the week of August 7, 2006. All of your customers who own any funds in Fidelity VIP Consumer Industries Portfolio, VIP Cyclical Industries Portfolio, VIP Telecommunications & Utilities Growth Portfolio, VIP Natural Resources Portfolio, and other VIP Trust IV portfolios will receive a proxy.

The proxy will ask shareholders to:

1. Elect a Board of Trustees.

2. Vote on proposals related to the upcoming restructuring of the Fidelity VIP Sector product line.

3. Modify certain fundamental policies in connection with the restructuring.

Enclosed please find the Q&A insert that your customers will also be receiving.

If you have any questions please contact your Advisor Relationship Manager at 1-800-910-7899 option 3.

Sincerely,

{FILI ARM Signature Identifier}

Advisor Relationship Manager, Advisor Services

Fidelity Insurance Agency, Inc.

1Fidelity refers to Fidelity Investments Life Insurance Company, and for NY residents, Empire Fidelity Investments Life Insurance Company®.

Fidelity annuities and insurance products are issued by Fidelity Investments Life Insurance Company, and for NY residents, Empire Fidelity Investments Life Insurance Company®. Fidelity Brokerage Services, Member NYSE, SIPC and Fidelity Insurance Agency, Inc., are the distributors.

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